Exhibit 10.2

PROMISSORY NOTE SECURED BY REAL PROPERTY

Date:	May 1, 2009
Original Principal Amount:	$450,000.00

1.	FUNDAMENTAL PROVISIONS

The following terms will be used as defined terms in this Secured Promissory Note (this “Note”):

Maker:	INVESTORS MORTGAGE HOLDINGS, INC. a Arizona corporation’ 4900 North Scottsdale Road, Suite 5000 Scottsdale, Arizona 85251

Payee:	eFUNDS CORPORATION a Delaware corporation 601 Riverside Drive Jacksonville, Florida 32204

Principal Amount:	Four Hundred and Fifty Thousand and No/l00ths Dollars ($450,000.00)

Interest Accrua l Date:	May 1,2009

Contract Note Rate:	The term “Contract Note Rate” as used in this Note shall mean eight percent (8%) per annum.

Maturity Date:	May 1, 2013

Business Day:	Any day of the year on which commercial banks in Maricopa County, Arizona, are generally open, other than Saturday, Sunday or federally recognized holidays.

2.	PROMISE TO PAY

For Value received, Maker promises to pay to the order of Payee at its address above, or at such other place as the Payee hereof may from time to time designate in writing, the unpaid principal balance hereof, together with interest accruing as set forth herein, subject to the terms set forth herein.

3.	PAYMENTS

3.1
The outstanding principal balance hereof shall bear interest at the stated Contract Note Rate.  Throughout the term of this Note, interest shall be calculated on a 365-day year basis with respect to the unpaid balance of the Principal Amount.

3.2
Commencing June 1, 2009, and continuing on the first day of each month thereafter, equal amortized installments in the amount of Ten Thousand Nine Hundred Eighty-Five Thousand and 82/100ths Dollars ($10,985.82) each shall be due and payable. Such monthly installments shall be applied first to accrued interest and then to principal.

3.3	If not sooner paid, a final payment of all unpaid principal and accrued interest shall be due and payable on or before the Maturity Date.

3.4	Principal and interest are payable only in lawful money of the United States of America.

3.5	If a payment to be made by Maker hereunder shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

3.6
All payments due hereunder shall be made (a) without deduction of any present or future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (b) without any other set off. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by the Payee hereof is not less than that required by this Note.

4.	PREPAYMENT

Maker may pay without penalty all or a portion of the amount owed earlier than it is due at any time and from time to time. Early payments will not, unless agreed to by Payee in writing, relieve Maker at any time and from time to time of Maker’s obligation to continue to make installment payments until principal is paid in full. Rather, early payments will reduce the principal balance due.

5.	REMEDIES

If Maker fails to pay any amount when due hereunder and such failure continues uncured for five (5) days after written notice from Payee to Maker of such default, then at the option of the Payee hereof, the entire balance of principal then owing, together with all accrued interest thereon shall, at Payee’s option, be declared all due and payable.

6.	CHANGE, DISCHARGE, TERMINATION, WAIVER

No provision of this Note may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the Payee hereof to exercise and no delay by the Payee hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof. Maker, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in this Note) and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, the Payee hereof may extend any Maturity Date or the time for payment of any installment due hereunder, otherwise modify this Note, accept security, release any person liable, and release any security or guaranty.

7.	ATTORNEYS’ FEES

If this Note is not paid when due, Maker promises to pay all reasonable attorneys’ fees and costs incurred in the enforcement hereof.

8.	SEVERABILITY

If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

9.	NUMBER AND GENDER

In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender and vice versa.

10.	HEADINGS

Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

11.	CHOICE OF LAW, JURISDICTION AND VENUE

This Note shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to conflict of laws principles. Any action or proceeding with respect to this Note shall be brought in courts of competent jurisdiction located in Arizona.

12.	TIME OF THE ESSENCE

Time is of the essence with regard to each provision of this Note as to which time is a factor.

Dated: May 1, 2009

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MAKER:

INVESTORS MORTGAGE HOLDINGS, INC.
  an Arizona corporation

By  /s/ William G. Meris
Name:  William G. Meris
Title:  President